Exhibit 3

EXECUTION VERSION

Leap Wireless International, Inc.

Lock-Up Agreement

May 28, 2009

Goldman, Sachs & Co.

85 Broad Street

New York, New York  10004

Re:  Leap Wireless International, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement with Leap Wireless International, Inc., a Delaware corporation (the “Company”), providing for the sale of common stock, par value $0.0001 per share, of the Company (the “Shares”) pursuant to that certain Registration Statement on Form S-3 (No. 333-157690) filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2009.

In consideration of the agreement by you to offer and sell the Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, except as otherwise provided herein, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus (the “Final Prospectus”) covering the public offering of the Shares (the “Initial Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of (collectively, a “Transfer”) any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (“SEC”) (collectively the “Undersigned’s Shares”); provided, that if (1) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Lock-Up Period, then in each case the Initial Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless you waive, in writing, such extension.  The Initial Lock-Up Period, as the same may be automatically extended and if and as and whether or not extended, may be referred to herein as the “Total Lock-Up Period.”

The foregoing restriction is expressly agreed to preclude the undersigned during the Total Lock-Up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares during the Total Lock-Up Period even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may Transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided, that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further, that, at the time of such Transfer, the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the Total Lock-Up Period, but may do so after the expiration of the Total Lock-Up Period, (ii) by will or intestacy, provided, that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further, that, unless otherwise required pursuant to applicable law, at the time of such Transfer, the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Exchange Act during the Total Lock-Up Period, but may do so after the expiration of the Total Lock-Up Period, (iii) to any trust for the direct or indirect benefit of the undersigned or any member(s) of the immediate family of the undersigned, provided, that the trustee of the trust agrees, on behalf of the trust, that the trust shall be bound in writing by the restrictions set forth herein, and provided further, that any such Transfer shall not involve a disposition for value, (iv) to an affiliate (as such term is defined in Rule 144(a) under the Securities Act of 1933, as amended), provided, that such affiliate agrees to be bound in writing by the restrictions set forth herein, or (v) with your prior written consent.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, or anyone residing in the undersigned’s home.  In addition, notwithstanding anything herein to the contrary, if the undersigned is (i) a corporation, the undersigned may Transfer capital stock of the Company to any entity or other person that wholly-owns the undersigned or any wholly-owned subsidiary of the undersigned or (ii) a partnership, the undersigned may Transfer capital stock of the Company to any partner of the undersigned, any entity or other person that wholly-owns the undersigned or any wholly-owned subsidiary of the undersigned; provided, however, that in each such case, it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further Transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further, that any such Transfer shall not involve a disposition for value.  The undersigned now holds, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above or the third paragraph below, for the duration of this Lock-Up Agreement will hold, the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever, except for any such liens, encumbrances, and claims arising from this Lock-Up Agreement.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, the restrictions in this Lock-Up Agreement shall not apply to (i) the establishment or modification of a trading plan that complies with Rule 10b5-1 promulgated under the Exchange Act; provided, that no sales are made pursuant to such trading plan during the Total Lock-Up Period, (ii) the sale of Shares or other securities by or on behalf of the undersigned pursuant to a trading plan established prior to the date of this Total Lock-Up Agreement that complies with Rule 10b5-1 promulgated under the Exchange Act; provided, that no modification is made to the formula, algorithm or computer program with respect to such trading plan during the Total Lock-up Period or (iii) Shares or other securities acquired in open market transactions after completion of the underwritten offering of the Shares.

For the avoidance of doubt, nothing in this Lock-Up Agreement shall prohibit, restrict or limit the undersigned, at any time, from acquiring, directly or indirectly, any Shares or any other securities of the Company or its subsidiaries, including securities convertible into, exchangeable for or that represent the right to receive Shares or any interest, beneficial or otherwise, in such Shares or securities.

Notwithstanding anything herein to the contrary, you acknowledge and agree that the undersigned (i) may already,  beneficially own any securities of the Company through any existing accounts or existing agreements with any third parties, including any margin accounts, with any terms or arrangements contained therein, including with respect to security, pledge, collateral, margin and borrowing or otherwise, that the undersigned might have with any counter parties in connection therewith (“Existing Accounts”) and (ii) may beneficially own additional securities of the Company after the date hereof through such Existing Accounts.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of:  (a) the date the Company advises you in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the offering of the Shares; (b) the termination of the Underwriting Agreement before the closing of the underwritten offering of the Shares; and (c) June 15, 2009, if the Underwriting Agreement has not been executed or the Final Prospectus has not been delivered by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering of the Shares.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

You acknowledge and agree that the undersigned and certain of their affiliates may be subject to certain disclosure obligations with respect to the matters contained in this Lock-Up Agreement pursuant to applicable law, regulation, rule, stock exchange requirement, self-regulatory body, supervisory authority, other applicable judicial or governmental order, legal process or otherwise (including, without limitation, any fiduciary or similar duties) (collectively, "Applicable Law") and that the undersigned and their affiliates may disclose the existence and contents of this Lock-Up Agreement in connection with any such Applicable Law.

[SIGNATURE PAGE FOLLOWS]

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By: /s/ Hal Goldstein, Attorney in Fact

Mark H. Rachesky, M.D.

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